Exhibit 1

AGREEMENT REGARDING THE JOINT FILING OF
SCHEDULE 13D

_______________________

The undersigned hereby agree that the statement on Schedule 13D to which this Agreement is annexed as Exhibit 1 is filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  May 17, 2012

JEFFERIES CAPITAL PARTNERS IV LP
JEFFERIES EMPLOYEE PARTNERS IV LLC
JCP PARTNERS IV LLC

By: JEFFERIES CAPITAL PARTNERS LLC,
as Manager

By:	/s/ Brian P. Friedman
Name:	Brian P. Friedman
Title:	Managing Member

JCP IV LLC

By: JEFFERIES CAPITAL PARTNERS LLC,
as Managing Member

By:	/s/ Brian P. Friedman
Name:	Brian P. Friedman
Title:	Managing Member

JEFFERIES CAPITAL PARTNERS LLC

By:	/s/ Brian P. Friedman
Name:	Brian P. Friedman
Title:	Managing Member

/s/ Brian P. Friedman
Brian P. Friedman

/s/ James L. Luikart
James L. Luikart